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                                                                   EXHIBIT 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement, in Registration Statement No. 333-26595 and in Registration Statement No. 33-60619 of our reports dated January 23, 1998 included and incorporated by reference in CNF Transportation Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in such Registration Statements.

/s/ Arthur Andersen LLP

San Francisco, California,
 June 9, 1998